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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into as of October 26, 1998, by and among Vision Digital Communications, Inc., a California corporation ("Seller"), Christopher Million and Michael F. Costa (together, the "Shareholders"), and Genesis Media Group, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

         A. Seller is the owner of certain communications system kiosk and video networks (the "Centerline System"), which Seller installs, operates and maintains at various shopping centers (the "Business").

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets of the Seller, and Buyer is willing to assume certain obligations related to the Business, pursuant to the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         In consideration of the above Recitals and the representations, warranties and covenants contained herein, the adequacy of which is hereby acknowledged, Seller and Buyer mutually agree as follows:

                                   Article I.

                                   Definitions

         1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

                  "Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal related to, arising out of, or resulting from (i) the operation of the Business, (ii) the Assets, (iii) the Assumed Contracts or (iv) the Assumed Liabilities.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and any member, general partner, director, officer or employee of such Person. For purposes of this definition of Affiliate, "control" shall mean the power of one or more Persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise.

                  "Assets" shall mean all of the assets and rights of any kind, whether tangible or intangible, owned by Seller or in which Seller has any interest as of the Closing Date constituting, used in or required for the operation of the Business, including, without limitation, the Membership Interest, all cash and accounts receivable, any Contract Rights, any Recovery Rights, the Inventory, the Personal Property, the Intangibles, the Books and Records, the Intellectual Property and, to the extent transferable, the Permits.

                  "Assumed Contracts" shall mean those Contracts listed on
Schedule 1.1(a) related primarily or exclusively to the Business or the Assets to which Seller or any of its Affiliates is a party and for which Buyer shall be responsible after the Effective Time.

                  "Assumed Liabilities" shall mean the liabilities listed on
Schedule 1.1(b).


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                  "Books and Records" shall mean all records (or true and
complete copies thereof), including computerized books and records, owned by Seller that relate primarily or exclusively to or are reasonably necessary for the continued operation of the Business following the Closing, including engineering information, sales and promotional literature, manuals and data, lists of customers and suppliers, all such books and records relating to the purchase of materials, supplies and services for the Business, and any files relating to any Action in respect of any Assumed Liability.

                  "Code" shall mean the Internal Revenue Service Code, as amended, and the rules and regulations thereunder.

                  "Common Stock" shall mean the Common Stock, per value of $.001 per share, of Buyer.

                   "Contract Rights" shall mean all of Seller's rights under sales orders in process, utility and lease deposits, prepaid items and expenses and rights under Assumed Contracts and other Contracts, including all insurance policies and all proceeds thereof.

                  "Contracts" shall mean any and all contracts, insurance policies, agreements, arrangements, leases, mortgages, bonds, notes and other instruments and obligations, whether or not in writing.

                  "Damages" shall mean any and all costs, losses, damages, diminution in value, liabilities, demands, claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees incident thereto, incurred in connection with any Claim, and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any Claim whatsoever, and any and all amounts paid in settlement of any Claim or litigation.

                  "Employee Proprietary Agreements" shall mean the Buyer's standard form of Employee Proprietary Information and Inventions Agreements, executed by Buyer and each of the individuals designated by Buyer.

                  "Employment Agreements" shall mean the Employment Agreements in the form of Exhibits A and B hereto, executed by Buyer and each of the Employees set forth therein.

                  "Encumbrance" shall mean any claim, mortgage, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties.

                  "Excluded Liabilities" shall mean all of the debts, contracts, agreements, commitments, obligations and other liabilities of Seller or the Business, other than the Assumed Liabilities, of any nature whatsoever, whether known or unknown, accrued or not accrued, fixed or contingent, including any liability of Seller for income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby.

                  "Exclusive Negotiation Period" shall mean the period commencing on the date of this Agreement and extending until the earlier to occur of (i) termination of this Agreement in accordance with its terms or (ii) the Effective Time.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

                  "Intangibles" shall mean all goodwill associated with the Business or the Assets.

                  "Intellectual Property" shall mean all copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, Tradename, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software, business and marketing plans and other intellectual or intangible property embodied in or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States, or in other countries, together with all associated goodwill; all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Business; any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind relating to, used in, or derived from the Assets; all computer software programs, data and associated licenses, in each of the foregoing cases, used in connection with or constituting a part of the Business.

                  "Inventory" shall mean all raw materials, work-in-process, finished goods, supplies and other inventories of the Business.

                  "Legal Requirements" shall mean any and all applicable (i) international, foreign, federal, state and local laws, ordinances and regulations and (ii) judgments, orders, writs, injunctions and decrees.

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                  "Membership Interest" shall mean the entire Membership
Interest in Vision Digital Communications, LLC owned by Seller.

                   "Permits" shall mean all permits, authorizations, consents and approvals of any governmental entity or authority affecting or relating in any way to the Business.

                  "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, governmental agency or authority or otherwise.

                  "Personal Property" shall mean all tangible personal property and leases of and other interests in tangible personal property used in connection with the Business.

                  "Recovery Rights" shall mean all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Assets, including, without limitation, unliquidated rights under warranties.

                  "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, employee or other agent of such Person.

                  "Seller Disclosure Schedule" shall mean a schedule executed and delivered by Seller to Buyer, and approved by Buyer, prior to the date hereof, which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by
Article IV hereof and other provisions of this Agreement. The Seller Disclosure Schedule shall cross-reference to the particular Section within this Agreement to which the description relates and shall state any proposed exception with reasonable particularity.

                   "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         1.2. Other Defined Terms; Accounting Determinations.

                  (a) For purposes of this Agreement, (i) "including" shall mean "including, but not limited to," "including, without limitation," and other phrases of similar import and (ii) "hereof;" "herein," and "hereunder," and words of similar import, refer to this Agreement as a whole (including the Exhibits and Schedules to this Agreement) and not to any particular Section or Article hereof.

                  (b) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Buyer hereunder shall be prepared, and all financial calculations required to be made hereunder shall be made, in accordance with GAAP, consistently applied.

                                   Article II.

                           Purchase and Sale of Assets

         2.1. Transfer of Assets. Pursuant to the terms and subject to the conditions of this Agreement, in exchange for the consideration set forth in
Section 2.2 below, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the Assets, and Buyer agrees to assume, without limitation, all obligations of Seller under or with respect to the Assumed Liabilities.

         2.2. Purchase Price. In consideration of the transfer of the Assets, Buyer shall take the following actions:

                  (a) Buyer shall issue to Seller 60,000 restricted shares of the Buyer's Common Stock;

                  (b) Buyer shall issue to Seller an option or options to purchase a total of up to 50,000 shares of Buyer's Common Stock, in accordance with Section 2.5 below; and

                  (c) Buyer shall assume the Assumed Liabilities.

          Subsections (a)-(c) above shall be collectively referred to herein as the "Purchase Price".

         2.3. Certain Expenses.

                  (a) Except as otherwise set forth herein, Buyer shall not pay or be liable for any of the following fees, expenses, taxes or liabilities incurred by Seller, all of which shall be borne and timely paid or cause to be paid by Seller:

                           (i) the fees and expenses, if any, of any person
retained by Seller for brokerage, financial advisory or investment banking services or services as a finder rendered to Seller in connection with the proposed sale of the Assets, including, without limitation, the transactions contemplated by this Agreement;

                           (ii) the fees and expenses of legal counsel, auditors
and accountants retained or employed by Seller for services rendered to Seller in connection with the proposed sale of the Assets, including, without limitation, the transactions contemplated by this Agreement; and

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                           (iii) any income, capital gains or other tax incurred
by Seller as a result of the
consummation of the transactions contemplated hereby.

                  (b) Except as otherwise set forth herein, Seller shall not pay or be liable for any of the following fees, expenses, taxes or liabilities incurred by Buyer, all of which shall be borne and timely paid or cause to be paid by Buyer:

                           (i) the fees and expenses, if any, of any person
retained by Buyer for brokerage, financial advisory or investment banking services or services as a finder rendered to Buyer in connection with the proposed purchase of the Assets, including without limitation, the transactions contemplated by this Agreement; and

                           (ii) the fees and expenses of legal counsel, auditors
and accountants retained or employed by Buyer for services rendered to Buyer in connection with the proposed purchase of the Assets, including, without limitation, the transactions contemplated by this Agreement.

                  (c) The documentary, stamp, sales, use or transfer taxes or other similar charges, taxes or expenses arising in connection with the sale of the Assets to Buyer shall be borne by Seller.

         2.4. Share Subscription. At the Closing, Buyer shall issue to Seller 60,000 restricted shares of Common Stock.

         2.5 Performance Option. The Company will issue options (the "Options") to purchase additional shares of Common Stock at a rate of 10,000 shares for each $1,000,000 in total revenue generated by the Buyer from the Business after the Closing Date, up to a maximum of 50,000 shares. The Options will be granted within 30 days of the end of any fiscal quarter in which such total revenues have met or exceeded $1,000,000 or an integral multiple thereof. The exercise price of the Options shall be the fair market value of the Common Stock on the date of grant. All such Options shall expire at 5:00 p.m. Pacific Time on the third anniversary of the Closing Date .

                                  Article III.

                                     Closing

         3.1. Signing and Closing. The parties hereto shall execute and deliver this Agreement and the exhibits hereto on October 26, 1998 (the "Closing Date") in the principal executive offices of the Buyer, unless the parties hereto otherwise agree to a subsequent date of signing. The execution and delivery of documents, together with the satisfaction or waiver of the conditions to Closing as set forth in Articles VII and VIII, shall constitute the "Closing" of the Transaction contemplated herein. Results of operations of the portion of the Business comprised of the Assets, subject to the Assumed Liabilities, through the accounting period at 11:59 p.m. (Pacific time) on the day of the Closing (whether or not a business day) shall be included in the consolidated results of operations of Seller; and, after such time, operations for such portion of the Business shall be conducted and the results thereof shall be for the account of Buyer.

         3.2. Deliveries at Closing. At the Closing the following items shall be delivered by the parties:

                  (a)      By Buyer.  Buyer shall deliver to Seller:

                           (i) share certificates evidencing an aggregate amount
                  of 60,000 restricted shares of Common Stock;

                           (ii) executed counterparts of the Exhibits A, B and
                  C; and

                           (iii) such other documents and instruments as are
reasonably necessary to consummate the transactions contemplated hereby.

                  (b)      By Seller.  Seller shall deliver to Buyer:

                           (i) executed counterparts of Exhibits A, B and C; and

                           (ii) such other documents and instruments as are
                  reasonably necessary to consummate the transactions contemplated hereby and by the Employment Agreements.

                  The Books and Records shall be deemed delivered by Seller at the Closing.

         3.3. Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the respective rights of Buyer or Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such claim, Contract, license, sales order or purchase order, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to Buyer of any property or property rights or any Contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

         3.4. Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Business and the Assets and to assist Buyer in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement.

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                                   Article IV.

            Representations and Warranties of Seller and Shareholders

         Seller and the Shareholders, jointly and severally, represent and warrant to Buyer that:

         4.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of California and has full corporate power and authority to own, lease and operate its properties and to carry on and conduct its business, including the Business, as it is now being conducted.

         4.2. Authorization. Seller has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement and the Exhibits hereto to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation, enforceable against it in accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

         4.3. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller in such a manner as to give rise to any valid claim against Buyer for any broker's or finder's commission, fee or similar compensation.

         4.4. Litigation, Proceedings and Applicable Law. There are no Actions, suits, investigations or proceedings, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending or, to Seller's knowledge, threatened (a) against Seller which, if determined adversely against Seller, would adversely affect the Assets or the Business or (b) seeking to delay or enjoin the consummation of the transactions contemplated hereby. There are no outstanding orders, decrees or stipulations issued by any federal, state, local, international or foreign, judicial or administrative authority in any proceeding to which Seller is or was a party relating to the Assets or the Business.

         4.5. No Conflict or Violation. Neither the execution and delivery of this Agreement nor any of the Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will result in (i) a violation of or a conflict with any provision of the charter documents of Seller, (ii) a material breach or termination of, or a default under, any term or provision of any Assumed Contract or an event which, with notice, lapse of time, or both, would result in any such material breach, termination or default, or (iii) a material violation by Seller of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a material violation.

         4.6. Consents and Approvals. No consent, waiver, approval or authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or Exhibit C hereto and the consummation of the transactions contemplated hereby or thereby.

         4.7.     Intellectual Property.

                  (a) Seller owns, or is licensed or otherwise entitled to exercise pursuant to the terms of a license or other similar agreement, all rights to all Intellectual Property used in the Business as currently conducted or in connection with products to be used in the Business currently under development without any conflict or infringement of the rights of others. In addition, Seller has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Seller) to maintain the secrecy and confidentiality of and its proprietary rights in, all Intellectual Property.

                  (b) Seller is the absolute owner or a nonexclusive or exclusive licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) all non-public domain Intellectual Property and has rights to the use, sale, license or disposal thereof in connection with the services or products in respect of which the Intellectual Property are being used or proposed to be used in the Business in connection with products currently under development.

                  (c) No claims with respect to the Intellectual Property have been asserted to Seller, or, to Seller's knowledge, are threatened by any person, and Seller knows of no claims (i) to the effect that Seller in the conduct of the Business infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of Seller to use, sell, license or dispose of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property.

                  (d) All trademarks, service marks, and other company, product or service identifiers held by Seller and used in the Business are valid and subsisting.

                  (e) To Seller's knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party; Seller has not been sued or, to Seller's knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights. Seller does not have any infringement liability due to its conduct of the Business with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.


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                  (f) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except in the ordinary course of business. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property developed or owned by Seller.

         4.8. Absence of Certain Changes. Since January 1, 1998, Seller has conducted the Business in the ordinary course consistent with its past practice. Without limiting the foregoing, during such period, Seller:

                  (a) has not created, incurred or assumed any obligation which in any material way affects the Business, the Assets or Buyer's ability to conduct the Business following the Closing in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

                  (b) has not changed in any manner the compensation of, or agreed to provide additional benefits to, or entered into any employment agreement with, any employee, or terminated or amended any plan for the benefit of employees;

                  (c) has maintained insurance coverage in amounts adequate to cover the reasonably anticipated risks of the Business;

                  (d) has not entered into any agreements or commitments relating to the Business, except on commercially reasonable terms in the ordinary course of business;

                  (e) has complied in all material respects with all laws and regulations applicable to the Business;

                  (f) has not entered into any agreement with any third party for the distribution of any of the Assets;

                  (g) has not commenced a lawsuit related to or involving the Assets;

                  (h) has operated the Business in the ordinary course so as to use reasonable efforts to preserve the Business intact, and to preserve for Buyer the goodwill of the Business's suppliers, customers and others having business relations with it;

                  (i) has not permitted, incurred or suffered any change in the condition (financial or otherwise), assets, liabilities, reserves, earnings, business or prospects of the Business, except for changes which have not, individually or in the aggregate, been materially adverse to the Business, and has not borrowed any funds, under existing credit lines or otherwise, except as reasonably necessary for the ordinary operation of the Business in a manner keeping with historical practices;

                  (j) has not issued any equity securities or options, warrants, rights or convertible securities;

                  (k) has not paid any dividends, redeemed any securities, or otherwise caused assets of Seller to be distributed to any of its shareholders; or

                   (l) made any agreement to do any of the foregoing.

         4.9.     Assets Generally.

                  (a) The Assets include all properties, tangible and intangible, and only such properties, used by Seller in operating the Business and necessary for Buyer to operate the Business after the Effective Time in a manner substantially equivalent to the manner in which Seller has operated the Business prior to and through the Effective Time. No licenses or other consents from, or payments to, any other Person are or will be necessary for Buyer to operate the Business and use the Assets in substantially the manner in which Seller has operated the same.

                  (b) Seller holds good and marketable title, license to or leasehold interest in all of the Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Assets free and clear of any Encumbrances and there exists no restriction on the use or transfer of the Assets, except as may be assumed hereunder by Buyer as an Assumed Liability. No Person other than Seller has any right or interest in the Assets, including the right to grant interests in the Assets to third parties, except for Assets licensed or leased from third parties which are set forth in the Seller Disclosure Schedule and identified as such.

                  (c) Except as provided in this Agreement, no restrictions will exist on Buyer's right to sell, resell, license or sublicense any of the Assets or engage in the Business, nor will any such restrictions be imposed on Buyer as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

                  (d) All of the Assets are in good operating condition and repair, normal wear and tear excepted, as required for their use in the Business as presently conducted, and conform to all applicable laws, and no notice of any violation of any law relating to any of the Assets or Assumed Liabilities has been received by Seller.

                  4.10.    Existing Agreements and Business.


                  (a) Each Assumed Contract (i) is valid and binding on Seller,
(ii) is in full force and effect, (iii) has not been breached by Seller or, to Seller's knowledge, any other party thereto in any material manner. To Seller's knowledge, no party to any such Assumed Contract intends to cancel, withdraw, modify or amend such Assumed Contract.

                  (b) Seller has not granted any third party the right to supply any products or services of the Business to any other third party. No agreement for supply of the products or services by Seller obligates Seller to provide any change in specification of such products or services or to provide new products or services. No agreement pursuant to which Seller has licensed the use of any products included as an Asset to any third party obligates Seller to provide any change in specification in the performance of such products or to provide new products or services.

                  (c) After the Closing, Buyer will not be prevented by any act of Seller from changing prices charged to existing or future customers of any products or services.

         4.11. Warranties and Indemnities. No warranty or indemnity has been given by Seller which is not listed on the Seller Disclosure Schedule. Seller is in compliance with all warranties.

         4.12. Licenses and Permits. Seller holds all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all governmental entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business, including, but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of the products of the Business and certification of the facilities of the Business. Seller is in compliance with all federal, state, local and foreign laws, ordinances, governmental rules and regulations relating to the products manufactured by the Business or otherwise related to the Business, and Seller has no reason to believe that any consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate the Business are invalid or have been or are being suspended, canceled, revoked or questioned. There is no investigation or inquiry to which Seller is a party or, to Seller's knowledge, pending or threatened, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations. Each such consent, approval, registration, certification, authorization, permit or license is transferable and shall be transferred to Buyer in accordance with the terms of this Agreement.

         4.13. Taxes. All Taxes relating to the Business or the Assets have been or will be paid by Seller with respect to all periods (or portions thereof) prior to and including the date of Closing. Seller and any other person required to file returns or reports of Taxes relating to the Business or the Assets has duly and timely filed all returns and reports of Taxes relating to the Business or the Assets required to be filed, and all such returns and reports are true, correct and complete. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees of the Business, including withholding of all taxes required to be withheld. Seller has not been delinquent in the payment of any Taxes relating to the Business or the Assets and there are no pending or threatened proceedings against Seller with respect to such Taxes.

         4.14. Compliance with Law. The operation of the Business has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of governmental entities having jurisdiction over the same.

         4.15. Products. Each of the products and services produced, sold or provided by Seller in connection with the Business is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and, to Seller's knowledge, foreign laws and regulations and is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service. There is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

         4.16. Product Liability. There are no claims, actions, suits, inquiries, proceedings or investigations pending by or against Seller, or threatened by or against relating to any products of the Business and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

         4.17. Full Disclosure. Seller is not aware of any facts pertaining to the Business or the Assets which affect the Business or the Assets in a materially adverse manner or which will in the future affect the Business or the Assets in a materially adverse manner. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements continued in such document not misleading.

         4.18. Insurance. Seller has maintained and now maintains (i) insurance on all the Assets and the Business of a type customarily insured, covering title, property damage and loss of income from fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Seller is not in default with respect to payment of premiums on any such policy. No claim is pending under any such policy.

         4.19. Representations Regarding Securities. The Shares and the Options to be received by Seller and the Common Stock issuable upon exercise of the Options (the "Securities") will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

         4.20. Investment Experience. The Seller is an investor in securities of start up companies and acknowledges that it is able to fend for itself, can bear the economic risk of the investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Seller also represents it has not been organized for the purpose of acquiring the Securities.

         4.21. Accredited Seller. Seller is an "accredited Seller" within the meaning of Securities and Exchange Commission (the "SEC") Rule 501 of Regulation D, as presently in effect, unless the Company has been informed in writing to the contrary.

         4.22. Restricted Securities. Seller understands that the Shares and the Options (and the Common Stock issuable upon exercise of the Options) it is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Seller represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4.23. Legends. It is understood that the certificate evidencing the Shares and the Options (and the Common Stock issuable upon exercise of the Options) may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT".

                  (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                                   Article V.

                     Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Seller as follows:

         5.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida.

         5.2. Authorization. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

         5.3. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer in such a manner as to give rise to any valid claim against Seller for any broker's or finder's commission, fee or similar compensation.

         5.4. No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer or (ii) a violation by Buyer of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a violation.

         5.5. Valid Issuance of Shares, and Options and Common Stock. The Shares and Options that are being purchased by Seller hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon exercise of the Options purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the options, will be duly and validly issued, fully paid, and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                                   Article VI.

                                Certain Covenants

         6.1. Covenants of Both Parties. Buyer, on the one hand, and Seller, on the other hand, each covenant to the other that:

                  (a) Notice. Each party shall give prompt written notice to each other party to this Agreement if an event occurs which makes it reasonably likely that a condition to the Closing set forth in Article VII or Article VIII will not be satisfied as of the Closing; provided, however, that the giving of any such notice shall not excuse such party's performance hereunder.

                  (b) Reasonable Best Efforts. The parties shall negotiate in good faith and shall use their reasonable best efforts to fulfill all conditions to Closing set forth in this Agreement in order to consummate the transactions contemplated hereby by the Closing.

                  (c) Further Assurances. Both before and after the Closing, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the Closing, Seller will promptly refer all inquiries with respect to the ownership of the Assets to Buyer and execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Assets to Buyer, and Buyer will execute such documents as Seller may reasonably request from time to time to evidence assumption of the Assumed Liabilities.

         6.2.     Seller's Covenants.  Seller covenants to Buyer that:

                  (a) Access by Buyer. Seller shall allow Buyer and its Representatives, at Buyer's own expense during regular business hours to inspect the Assets and to inspect the Books and Records, including information with respect to current costs, prices, financial information and promotional and marketing information and such other matters as Buyer may reasonably request in order to conduct its due diligence examination. All such information shall be provided to Buyer in such form as such information may presently exist or be readily available and, except as specifically provided in Article IV to the contrary, without representation or warranty as to the accuracy or completeness thereof.

                  (b) Management and Employee Cooperation. Upon Buyer's request, Seller shall cause, at Seller's expense, the members of Seller's to cooperate fully with Buyer in transitioning the Business from Seller to Buyer from the Closing until the Transition Date. For purposes hereof, the Transition Date shall be 120 days after the Closing.

                  (c) Conduct of Business. Except as contemplated by this Agreement and the nature of the transaction contemplated hereby, without the prior written consent of Buyer, Seller shall operate the Business in the ordinary course in a manner consistent with the manner in which it is operating on the date hereof. Specifically, and without intending to limit the foregoing in any manner, Seller shall not take any action or suffer or pursuit any circumstances that would result in a breach of Section 4.9 hereof.

                  (d) Consents. As soon as practicable following the date hereof, Seller shall commence all reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties and governmental authorities as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Assets and the Business. Buyer shall cooperate in good faith with Seller's efforts as provided in Section 6.1(c).

                  (e) Cooperation and Assistance with Customers of the Business. If requested by Buyer, Seller shall agree to take reasonable cooperative steps to enable those customers of Seller who are customers of the Business to become customers of Buyer in its operation of the Business following the Closing.

         6.3.     Buyer's Covenants.  Buyer covenants to Seller that:

                  (a) Customer Support. As of and following the Closing, Buyer shall be responsible for providing, and shall provide, customer and technical support as is usual and customary in the industry and in accordance with all terms of sale to each customer of the Business, whether the customer exists as of the Closing or becomes a customer after the Closing.

         6.4.     Employment Matters.

                  (a) Employees. Effective as of the Closing, Messrs. Costa and Miglino (the "Employees") will enter into Exhibits A and B, respectively, with the Buyer. Buyer will offer compensation packages to the Employees which are consistent with the Employees' current compensation, including annual salaries of $84,000 and discretionary bonuses. Additionally, the Employees will be entitled to participate in Buyer's 1998 Stock Incentive Program.

                  (b) Obligations. Except as set forth in this Section 6.4(b), Seller shall pay all amounts due or accrued or that would otherwise have become due to the Employees with respect to their employment by Seller prior to the Closing , including accrued vacation time, any bonuses or commissions, and any amounts payable under any pension plan of Seller, and Buyer shall not assume any of Seller's employee benefit plans or policies or any obligation or liability thereunder.

                                  Article VII.

                       Conditions to Seller's Obligations

         The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Seller, on or prior to the Closing, of each of the following conditions:

         7.1. Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement are and as of the Effective Time shall be true and correct in all material respects, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing.

         7.2. No Governmental Proceedings or Litigation. No suit, action or other legal or administrative proceeding by any governmental authority or any other party or entity shall have been instituted and remain unresolved which questions the validity or legality of the transactions contemplated hereby.

         7.3. Corporate Documents. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement and the Employment Agreements and the transactions contemplated hereby and thereby, certified as true and correct by its corporate director.

         7.4. Employment Agreements. Exhibits A and B shall have been duly and validly executed and delivered by the parties hereto and such agreements shall remain in full force and effect.

                                  Article VIII.

                        Conditions to Buyer's Obligations

         The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Buyer, on or prior to the Closing, of each of the following conditions:

         8.1. Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement are and at and as of the Effective Time shall be true and correct in all material respects, and Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing.

         8.2. Consents. All consents, waivers, approvals and authorizations of or by, and declarations, filings and registrations with, governmental or regulatory authorities and other parties or entities, including Seller's existing License to install, operate and maintain the Centerlink Systems at certain shopping centers owned by OTR, an Ohio general partnership, shall have been obtained or made.

         8.3. No Governmental Proceedings or Litigation. No suit, action or other legal or administrative proceeding by any governmental authority or any other party or entity shall have been instituted and remain unresolved which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to materially and adversely affect the right or ability of Buyer to own, operate or possess the Assets after the Effective Time.

         8.4. Corporate Documents. Buyer shall have received from Seller resolutions adopted by its board of directors approving this Agreement and the transactions contemplated hereby and certified as true and correct by its corporate secretary or assistant secretary.

         8.5. Exhibits. Each of the Exhibits hereto shall have been duly and validly executed and delivered by the parties hereto and such agreements shall remain in full force and effect.

                                   Article IX.

                      Actions by Parties After the Closing

         9.1. Books and Records. From and after the Closing, each party agrees that it will cooperate with and make available to the other party and its Representatives, subject to Section 10.11, during normal business hours upon prior written request specifying the need therefor, all Books and Records, information and employees (without substantial disruption of employment) relating to the Assets retained and remaining in existence after the Closing which are reasonably necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

         9.2.     Indemnification.

                  (a) By Seller. From and after the Closing and subject to the limitations set forth in Section 9.2(e), Seller shall indemnify, save and hold harmless Buyer and its Affiliates, and its respective Representatives, from and against any and all Damages caused by, arising out of, asserted against resulting from or incurred or suffered by Buyer or any of its Affiliates or Representatives in connection with (i) any misrepresentation or breach of any representation or warranty by Seller in or pursuant to this Agreement, (ii) the non-fulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement, and (iii) the Excluded Liabilities.

                  (b) By Buyer. From and after the Closing and subject to the limitations set forth in Section 9.2(e)(iii), Buyer shall indemnify and save and hold harmless Seller and its Affiliates, and their respective Representatives, from and against any and all Damages caused by, arising out of, asserted against, resulting from or incurred or suffered by Seller or any of its Affiliates or Representatives in connection with (i) any misrepresentation or breach of any representation or warranty by Buyer in this Agreement or any Employment Agreement, (ii) the non-fulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement or any Employment Agreement, (iii) any of the Assumed Liabilities and (iv) the ownership of the Assets from and after the Effective Time to the extent such Damages arise out of transactions, events or inaction of Buyer occurring on or after the Effective Time.

                  (c) Limitation as to Indemnified Parties' Own Negligence. The respective obligations of the Indemnifying Parties under paragraphs (a) and (b) above to provide indemnification shall be terminated, modified or abated as appropriate if the underlying claim giving rise to Damages for which such indemnification is provided hereunder (i) would not have arisen but for a voluntary act which (A) is carried out by the Indemnified Party after Closing otherwise than in the ordinary course of business or (B) is carried out at the request of, or with the approval, concurrence or assistance of the Indemnified Party or (ii) is based, in whole or in part, on the negligence or willful misconduct of the party seeking indemnification. For purposes of this Section 9.2(c), "voluntary" shall mean an act other than any act which is required to be taken by law or which, if taken, would constitute prudent business practice.

                  (d) Notice of and Defense of Third Party Claims.

                           (i) For the purpose of this Article IX, the term
"Indemnifying Party" when used in connection with a particular Claim shall mean the party having an indemnification obligation pursuant to this Article IX, and the term "Indemnified Party" when used in connection with a particular Claim shall mean the persons having the right to be indemnified pursuant to this
Article IX. Each party agrees that as promptly as practical under the circumstances after it becomes aware of facts or circumstances giving rise to a claim by it for indemnification pursuant to this Article IX (a "Claim"), including the filing of any lawsuit or enforcement action by any third party (a "Third Party Claim"), such party will provide notice thereof in writing (a "Claim Notice") to the Indemnifying Party with respect to such Claim specifying in reasonable detail the nature and specific basis to the extent then known by the Indemnified Party for such Claim and to the extent feasible the estimated amount of Damages attributable thereto; provided, however, that the failure of any Indemnified Party to give timely notice shall not affect its rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates Damage, including inability to assert rights, defenses or counterclaims, caused by such failure.

                           (ii) With respect to Third Party Claims, after such
notice the Indemnifying Party shall be entitled, if it so elects, to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing to the effect that the Indemnifying Party will indemnify the Indemnified Party from and against the Damages caused by the Third Party Claim and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of any lawsuit or action with respect to any such Third Party Claim and any appeal arising therefrom, including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims. The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such Third Party Claim controlled by the Indemnifying Party and any appeal arising therefrom. If the Indemnified Party joins in any such Third Party Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the Indemnifying Party will not (y) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim or
(z) be liable for any settlement of any such Third Party Claim without, in each instance, the Indemnified Party's express written consent, which shall not be unreasonably withheld. At any time after the commencement of defense of any such Third Party Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of any such Third Party Claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of
(y) the amount which the other party(ies) to the contested Third Party Claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party or (z) such amount for which the Indemnifying Party may be liable with respect to such Third Party Claim by reason of the provisions hereof.

                           (iii) If the Indemnifying Party shall object to any
Claim pursuant to this Agreement, the Indemnifying Party shall give written notice of such objection to the Indemnified Party within 20 days after the date of the Claim Notice is given to the Indemnifying Party (the "Notice Date"). If the Indemnifying Party does not give notice of an objection within 20 days after the Notice Date, or shall have agreed within such 20 day period that such Claim should be paid, the Indemnifying Party shall, promptly cause to be transferred to the Indemnified Party an amount equal to that set forth in the Notice of (or such lesser amount agreed in writing by the Indemnified Party and the Indemnifying Party).

                           (iv) In case the Indemnifying Party shall object in
writing to any claim or claims by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith for thirty (30) days thereafter to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Indemnifying Party shall pay to the Indemnified Party such agreed upon amount. If no such agreement can be reached after good faith negotiation, either the Indemnified Party or the Indemnifying Party may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event, arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by the dispute resolution procedures set forth in Section 9.3 hereof.

                           (v) Payments by an Indemnified Party of amounts for
which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including, without limitation, rights of contribution, which either party may have under statute or common law.

                  (e) Limitation on Representations and Warranties. The representations and warranties of Seller contained in Article IV and the representations and warranties of Buyer contained in Article V shall survive the Closing and terminate five (5) years after the Closing. No action can be brought with respect to any breach of any representation or warranty on the part of either party under this Agreement, including under the provisions of Section 9.2(a)(i) and 9.2(b)(i), unless a Claim Notice specifying the breach of the representation and warranty forming the basis of such Claim has been delivered to the party alleged to have breached such representation and warranty prior to the termination date, if any, of such representation and warranty described above.

                  (f) No Personal Liability. No individual Representative of any party shall be personally liable for any Damages under the provisions of this
Section 9.2 or any other provision of this Agreement; provided, however, nothing herein shall relieve any party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                  (h) Tax Effect of Payments. The amount of any payments required to be made under this Article IX shall be reduced by the amount of any tax or insurance benefit actually received by (including by refund or by reduction of or offset against taxes otherwise payable) the recipient by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such tax or insurance benefits.

         9.3. Arbitration. Any and all disputes arising out of or in connection with the negotiation, execution, or interpretation of this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration will be held in Los Angeles, California, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay their own attorneys' fees and costs.

         9.4 Right of Offset. Buyer shall have the right to offset against any amounts owed by Buyer to Seller or the Shareholders, the amount of any liability that the Seller or the Shareholders may have to Purchaser under this Section 9 or otherwise.

         9.5 Pledge of Shares. As security for the indemnification obligations of Seller and the Shareholders under this Agreement, but without limitation of Seller's or the Shareholders' obligations under this Agreement, the Seller shall pledge the Shares to Buyer in accordance with Exhibit C hereto. From time to time, Buyer may apply and/or retain all or any part of the Shares (in such manner as Buyer shall determine) in order to pay, or to provide for the payment of, any liability of Seller or the Shareholders arising under the indemnities contained in this Agreement. Buyer will release and deliver the Shares (to the extent they have not been used to satisfy any of the Seller's or the Shareholders' indemnification obligations hereunder or under any Operative Agreement) to Seller on the date which is twelve (12) months after the Closing Date. Nothing in this Section 9.5 will be construed as limiting the liability of Seller or the Shareholders under this Agreement or any Exhibit hereto, nor will the Shares be considered as liquidated damages for any breach under this Agreement.

                                   Article X.

                                  Miscellaneous

         10.1. Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time:

                  (a)      by the mutual written agreement of Buyer and Seller;

                  (b) by any party if a final nonappealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting, or declaring illegal the consummation of this Agreement or the transactions contemplated hereby or which imposes or awards damages which would have a material adverse effect on the economic benefits contemplated hereby;

                  (c)      by Buyer if there is:

                           (i) a material breach of any representation or
warranty set forth in Article IV or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement, Buyer has notified Seller of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach;

                           (ii) the failure of a condition set forth in Article
VIII to be satisfied (and such condition is not waived in writing by Buyer) on the Closing (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (d)      by Seller if there is:

                           (i) a material breach of any representation or
warranty set forth in Article V or any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement, Seller has notified Buyer of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach; or

                           (ii) the failure of a condition set forth in Article
VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

Notwithstanding the above, a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to the termination right shall be due to the failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth to be performed observed by such party. If this Agreement is terminated as permitted under this Section 10.1, such termination shall be without liability of or to any party to this Agreement, or any Representative or such party; provided, however, if such termination shall result from the willful failure of any party to fulfill a condition to the performance of any other party or from a material and willful breach by any party of this Agreement, then such party shall be fully liable for any and all damages sustained or incurred by the other party or parties in connection with such failure or breach.

         10.2. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer provided, however, that Buyer shall have the right to assign its rights under this Agreement, including the right to acquire the Assets and the Business, to any of its Affiliates; provided, further, however, that any such assignment shall not relieve in any manner whatsoever Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         10.3. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with receipt acknowledged), delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows:

                  If to Seller, addressed to:

                  Vision Digital Communications, Inc.
                  3404 Via Oporto, Suite 203
                  Newport Beach, CA 92663
                  Attn: Christopher Miglino
                           If to Buyer, addressed to:

                           Genesis Media Group, Inc.
                           13063 Ventura Blvd.
                           Studio City, CA 91604-2238
                           Attn: Ramy El-Batrawi
                           Fax : (818) 464-7278

                  With a copy to:

                           Nida & Maloney, P.C.
                           800 Anacapa Street
                           Santa Barbara, CA  93101
                           Attn: Theodore R. Maloney, Esq.
                           Fax:  (805) 568-1955

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

         10.4. Choice of Law. This agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, without regard to the conflicts of laws provisions there.

         10.5. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.6. Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         10.7. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or provisions shall be judicially reformed consistent with the parties' intentions so as to be valid, legal and enforceable to the maximum extent possible and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         10.8. Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.9.    Confidential Information.

         (a) Each party will use the other's Proprietary Information (as defined below) solely in furtherance of the parties' mutual objectives under this Agreement and not for any other purpose, and such information will be kept confidential by the receiving party and will not be disclosed to any other person or entity, provided that the receiving party may disclose such information to its employees, but only on a "need-to-know" basis. Without limiting the foregoing, the receiving party will, at a minimum, protect the disclosing party's Proprietary Information in the same manner as it would protect similar information of its own. A receiving party will not use a disclosing party's Proprietary Information in any way detrimental to the disclosing party. A receiving party will be responsible for any breach of this Agreement by it or its employees.

         (b) For purposes of this Agreement, "Proprietary Information" means this Agreement and its terms, including the Purchase Price, and any information which a disclosing party has disclosed or may disclose to a receiving party relating to the disclosing party's business, including, without limitation, know-how, formulas, processes, ideas, inventions (whether or not patentable), schematics and other technical, business, financial, customer and product development plans, but excluding information which (a) is already in the receiving party's possession, but only if such information is not subject to another confidentiality obligation to the disclosing party, (b) becomes generally available to the public other than as a result of disclosure by the receiving party or its employees, or (c) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party, but only if such source is not subject to a confidentiality obligation to the disclosing party with respect thereto.

         (c) Promptly upon termination of this Agreement, a party will return to the other party all of its Proprietary Information, without retaining any copies or extracts thereof, and will destroy all notes relating thereto; provided, however, that each party may retain a legal archive copy that is segregated from engineering files of the party and is used only to monitor compliance with this Agreement.

         10.11. Sale of Assets Only. This Agreement constitutes a sale of certain assets of Seller only and is not a sale of any stock in any entity comprising Seller.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

GENESIS MEDIA GROUP, INC., VISION DIGITAL COMMUNICATIONS, corporation organized under the laws INC., a corporation organized under the of Delaware laws of California


By:                                          By:
  ---------------------                         -------------------------
   Name:                                        Name:
   Title:                                       Title:

                                                                       EXHIBIT A




                              EMPLOYMENT AGREEMENT


                  This AGREEMENT is made and entered into as of this ____ day of October, 1998, between Genesis Media Group, Inc. (the "Company") and Michael F. Costa (the "Executive").

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to accept such employment and to enter into the Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions.

                  (a) "Affiliate" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean any material act of dishonesty; any disclosure of confidential information; gross negligence or misconduct; unjustifiable neglect of duties; insubordination; commission of any illegal act; drug, alcohol or other substance abuse; or any act or omission which has a material adverse on the Company's reputation or business.

                  (d) "Confidential Information" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

                  (e) "Disability" shall mean the Executive's inability to render, for 180 days during any 365 day period, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

                  (f) "Salary" shall mean the salary provided for in Section 3 of this Agreement or any adjusted salary granted to the Executive by the Board.


                                    EXHIBIT A

                  (g) "Salary Continuation Period" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

                  (h) "Term of this Agreement" shall mean that period of time specified in Section 2(b).

                  (i) "Term of Employment" shall mean the period of the Executive's employment by the Company.

         2.       Term of Agreement, Position and Duties.

                  (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

                  (b) The term of this Agreement shall commence as of October __, 1998 and shall terminate upon the first to occur if (i) the termination of this Agreement as provided herein or (ii) October __, 2001. In the event that the Executive's Term of Employment continues beyond the Term of this Agreement, such continued employment shall be at will and no provision or condition of this Agreement shall govern such extended period of employment except as specifically noted herein.

                  (c) During the Term of this Agreement, the Executive shall be employed as Vice President of the Company. During the time as he serves in this position, the Executive shall serve under the direction of and report directly to the President and Chief Executive Officer of Genesis Intermedia, Inc., a wholly-owned subsidiary of the Company. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

         3.       Salary.

                  During the Term of this Agreement, the Executive shall be paid a salary by the Company at an annual rate of Eighty-Four Thousand Dollars ($84,000) payable in accordance with the Company's standard payroll practices. Such salary shall be reviewed at least annually for adjustment. Any adjustment shall be determined by the Board, in its sole discretion.

                                    EXHIBIT A


         4.       Annual Bonus.

                  During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

         5.       Employee Benefit Programs.

                  During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

                  6. Options. The Company desires to provide the Executive with an incentive to contribute to the success of the Company. The Executive will, therefore, receive an option (the "Option") to purchase up to 75,000 shares of the common stock of the Company (the "Common Stock") upon the achievement of the performance goals described herein. The Option shall become exercisable in three
(3) separate installments, the Executive having the right hereunder to purchase from the Company up to the following number of shares of Common Stock, on and after the following dates, subject to the following conditions, in a cumulative fashion:

         (a) up to twenty-five thousand (25,000) shares of Common Stock at a price of Eleven Dollars ($11.00) per share, if the Executive successfully installs a communications system kiosk and video network known as the "CenterlinQ System" in five (5) additional shopping centers on or before July 1, 1999;

         (b) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Thirteen Dollars ($13.00) per share, if the Executive successfully installs the CenterlinQ System in an additional ten (10) shopping centers on or before July 1, 2000; and

         (c) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Fifteen Dollars ($15.00) per share, if the Executive successfully installs the CenterlinQ System in an additional twenty (20) shopping centers on or before January 1, 2002.

         The Executive may exercise the Option with respect to all or any part of the number of shares then exercisable by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of shares which shall be exercised and the date of exercise thereof. Full payment by the Executive of the option price for the shares purchased shall be made on or before the exercise date specified in the notice of exercise.

                                    EXHIBIT A


         The Option and all rights hereunder with respect thereto to the extent such rights shall not have been exercised , shall terminate and become null and void after January 30, 2002. In addition, in the event that the Executive ceases to be employed by the Company for any reason, the Option, to the extent not previously exercised, shall terminate and become null and void immediately.

         7. Loan. The Executive shall receive a loan from the Company in the principal amount of Forty Thousand Dollars ($40,000) on January 1, 1999, according to the terms of a promissory note attached hereto as Exhibit A.

         8.       Termination of Employment.

                  (a) Termination Due to Death. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                           (i) Salary at the rate in effect at the time of the
                  Executive's death, through the end of the month in which his death occurs; and

                                            (ii) any other rights and benefits
                           available under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.


                  (b) Termination Due to Disability. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:

                           (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

                  (c) Termination for Cause. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                                    EXHIBIT A

                           (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

                  (d) Termination Without Cause. The Executive's employment under this Agreement may be terminated without Cause, as provided in this subsection. "Termination Without Cause" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to death, due to Disability or for Cause.

                  In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                           (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the earlier of (x) the end of the twelfth (12th) month following such termination of employment or (y) the Executive's reemployment in a position comparable to that which he held with the Company immediately prior to the termination of his employment ("Comparable Reemployment"), provided, however, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment other than Comparable Reemployment during the Salary Continuation Period; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs;

provided, however, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

                  Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

         9.       Indemnification.

                                    EXHIBIT A

                  (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "Proceeding"), he shall be indemnified by the Company to the fullest extent authorized by Delaware law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; provided, however:

                           (i) written notice of such Proceeding is given
                  promptly to the Company by the Executive;

                           (ii) the Company is permitted to participate in and
                  assume the defense of such Proceeding; and

                           (iii) such liability results from the final judgment
                  of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's assets, and, provided further that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

                  (b) Notwithstanding anything to the contrary in subsection (a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                           (i) in a knowing violation of any written agreement
                  between the Executive and the Company;

                           (ii) for which a court, having jurisdiction in the
                  matter, determines that indemnification is not lawful; or

                           (iii) which a court, having jurisdiction in the
                  matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

                                    EXHIBIT A

         10. Covenant Not to Compete or Engage in Certain Other Acts.

                  (a) During the Term of Employment, and for a period equal to the greater of (x) 24 months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except while employed by the Company, in the business of and for the benefit of the Company, directly or indirectly, engage in any business whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, if it involves:

                           (i) manufacturing, purchasing, marketing or selling any item or service that is manufactured, purchased, marketed or sold by the Company or any of its Affiliates in the State of California;

                           (ii) rendering services or advice pertaining to the manufacturing, purchasing, marketing or selling of any item or service manufactured, purchased, marketed or sold by the Company or any Affiliate to, or on behalf of, any person, firm or corporation in the State of California; or

                           (iii) engaging, in, or rendering services or advice pertaining to any other line of business that the Company, or any Affiliate, was actively conducting or actively considering during the Term of Employment with the Company, in competition with the Company, or any Affiliate, in the State of California in the same aspect of such line of business as the Company or any such Affiliate.

                  (b) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or an Affiliate, he shall not:

                       (i) assist any other entity to enter into any line of business that the Company, or any Affiliate, was actively conducting or was actively considering during the Term of Employment in the State of California;

                      (ii) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                     (iii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the

                                    EXHIBIT A

Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in both duration and geographic scope. If for any reason any court of competent jurisdiction shall find the provisions of this Section unreasonable in duration or geographic scope, the Parties hereby agree that the prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. It is further agreed that any limitations on the restrictions such court shall impose shall apply only with respect to the operations of such restrictions in the particular jurisdiction in which such adjudication is made.

                  The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

                  (c) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment,
(ii) accept employment with anyone other than the Company or any Affiliate or
(iii) interfere with the business of the Company or any Affiliate in any material manner.

                  (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

         11.      Inventions.

                  (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

                  (i) in the course of his normal duties (or of duties specifically assigned to him);

                  (ii) as a result of knowledge gained during his employment; or

                  (iii) as a result of the use by the Executive of materials, equipment or facilities of the Company.

                                    EXHIBIT A

Subject to subsections (b) and (c) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company. The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

                  (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by subsection (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company to ascertain whether or not it would be in the best interest of the Company for the Company to take an assignment or license thereof.

                  (c) The Executive agrees that all inventions which the Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B, and hereby assigns such inventions, and all rights therein, to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all rights in connection therewith.

                  (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in subsection (a) above.

         12.      Covenants to Protect Confidential Information.

                  (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

                                    EXHIBIT A

                  (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

                  (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

         13. Remedy for Violation of Noncompetition, Confidential Information or Inventions Provisions.

                  (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 8, 9 or 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such sections in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section 8, 9, or 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

                  (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

                  Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Federal income tax purposes as a result of the application of Section 280G of the Internal Revenue Code of 1986. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

         14.      Binding Arbitration.

                  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                    EXHIBIT A

         15.      Withholding.

                  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         16.      Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

         17.      Representation.

                  The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

         18.      Mutual Intent.

                  The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

         19.      Entire Agreement.

                  This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         20.      Amendment or Waiver.

                  No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by a duly authorized officer of the

                                    EXHIBIT A

Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         21.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         22.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

         23. Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of California without reference to principles of conflict of laws. The Parties agree to submit exclusively to the jurisdiction of the courts of the State of California with respect to any controversy, dispute or claim arising out of this Agreement.

         24.      Notices.

                  Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

         If to the Company:

                  Genesis Media Group, Inc.
                  13063 Ventura Boulevard
                  Studio City, California 91604-2238
                  Attn: Ramy El-Batrawi

                                    EXHIBIT A

         With a copy to:

                  Nida & Maloney
                  800 Anacapa Street
                  Santa Barbara, California 93110
                  Attn: Theodore R. Maloney, Esq.

         If to the Executive:

                  Michael F. Costa
                  =================
                  -----------------

         25.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         26.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                  GENESIS MEDIA GROUP, INC.


                                                  By:
                                                     --------------------------
                                                           MICHAEL F. COSTA

                                    EXHIBIT A

                                 PROMISSORY NOTE

                   -------------------------------------------


US$40,000.00                                 _____________, California
                                           October __, 1998


         1.  Principal.

                  FOR VALUE RECEIVED, MICHAEL F. COSTA (the "Obligor"), hereby promises to pay to the order of GENESIS MEDIA GROUP, INC. (the "Lender"), the principal sum of FOURTY THOUSAND AND NO ONE HUNDREDTHS UNITED STATES DOLLARS (US$40,000.00) in a sinlge payment on the earlier of January 1, 2002 or the date on which the Obligor ceases to be employed by the Lender for any reason (the "Maturity Date").

                  The principal sum of this Promissory Note (the "Note") shall be due and payable in full on the Maturity Date.

         2.  Interest.

                  This Note shall be interest free and may, therefore, cause the Obligor to incur tax liability. The Obligor acknowledges that he has been advised to consult with an independent tax advisor in connection with the execution of this Note.

         3.  Reduction of Principal.

         The principal sum due under this Note shall be reduced in a cumulative fashion in the event that the Obligor achieves certain performance goals in connection with his employment with the Lender, according to the following schedule:

         (a) the principal shall be reduced by Ten Tousand Dollars ($10,000) on July 1, 1999 in the event that the Obligor has successfully installed a communications system kiosk and video network known as the "CenterlinQ System" in five shopping centers on or before that date;

         (b) the principal shall be reduced by an additional Ten Tousand Dollars ($10,000) on July 1, 2000 in the event that the Obligor has successfully installed the CenterlinQ System in an additional ten shopping centers on or before that date; and

         (c) the principal shall be reduced by an additional Ten Thousand Dollars ($10,000) on January 1, 2002 in the event that the Obligor has successfully installed the CenterlinQ System in an additional twenty shopping centers on or before that date.

         The Obligor may incur tax liability to the extent that the Lender forgives any amount due and owing under this Note. The Obligor acknowledges that he has been advised to consult with an independent tax advisor in connection with the execution of this Note.

         4.  Manner of Payment.

                  The payment of the principal sum of this Note or so much thereof as shall remain outstanding is to be made in immediately available United States funds without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. This payment shall be made to the Lender at the following address: 13063 Ventura Boulevard, Studio City, California 91604-2238.

         5.   Events of Default.

                  An "Event of Default" shall be deemed to occur in the event that:

                           (a) the Obligor fails to pay the principal sum of
                  this Note or so much thereof as shall remain outstanding on the Maturity Date and the Obligor fails to cure such default within ten (10) days of receiving written notice from the Lender;

                           (b) the Obligor fails to comply with the material
                  terms of this Note and the Obligor fails to cure such default within thirty (30) days of receiving written notice of such default from the Lender;

                                    EXHIBIT A

                           (c) the Obligor asserts in any pleading filed with a
                  court of competent jurisdiction that this Note is invalid or unenforceable, or a court of competent jurisdiction enters a final judgment holding this Note to be invalid or unenforceable and such judgment remains unstayed and in effect for a period of sixty (60) days; or

                           (d) the Obligor declares bankruptcy or is rendered
                  insolvent.

         6.  Remedies; Late Charge.

                  If an Event of Default shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) then the Lenders may, after providing written notice to the Obligor and upon the expiration of any applicable cure period, declare the Note to be, and the same shall forthwith become, due and payable, together with accrued interest thereon that shall be deemed matured, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Obligor.

                  If any payment due on this Note, including the payment of principal due on the Maturity Date or upon any acceleration of this Note pursuant to Section 5 and accrued interest thereon, is not paid within ten (10) days after the date on which such payment is due, the Obligor shall pay to the Lender, in addition to the delinquent payment and without any requirement of notice or demand by the Lender, a late payment charge equal to three percent (3%) of such delinquent amount. The Obligor expressly agrees that the foregoing late payment charge provision is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult to fix the Lender's actual damages arising out of any failure to pay such outstanding indebtedness, and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by the Lender.

         7.   Assignment.

                  The Obligor may not assign its rights or obligations hereunder without the prior written consent of the Lender. Subject to compliance with applicable securities law, the Lender may assign all or any portion of this Note after providing written notice of such assignment to the Obligor.

         8.  Amendment.

                   The Obligor and the Lender may agree in writing to waive or amend any provisions contained herein or in any other document delivered in connection herewith, including without limitation, provisions concerning the amount of principal due under the Note, the Maturity Date of the Note and events constituting default in the payment of principal on the Note.

                                    EXHIBIT B

         9.  Severability.

                  Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         10. Notice. Except for any notice required under applicable law to be given in another manner:

                  (a) any notice to the Obligor shall be addressed to the Obligor at the following address:
                                    Michael F. Costa
                                    =================

or to such other address as the Obligor may designate by notice to the Lender;
and

                  (b) any notice to the Lender shall be addressed to the Lender as follows:

                                    13063 Ventura Boulevard
                                    Studio City, California 91604-2238
                                    Attn: Ramy El-Batrawi

or to such address as the Lender may designate by notice to the Obligor.

         11.  Headings.

                  Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

         12.  Governing Law.

                  This Note is governed by and shall be construed in accordance with the laws of the State of California.

         13. Costs; Attorney's Fees. The Obligor shall pay on demand all costs of collection and reasonable attorney's fees incurred or paid by the Lender in enforcing the terms hereof or in protecting the Lender's interest hereunder.

         IN WITNESS WHEREOF, the Obligor has executed this Note as of the date first written above. The Obligor:

                                            -----------------------------------
                                            MICHAEL F. COSTA

                                    EXHIBIT A

                                    EXHIBIT B


         Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

                  (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) result from any work performed by the employee for his employer.

         (b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT C





                                    EXHIBIT B

                              EMPLOYMENT AGREEMENT


                  This AGREEMENT is made and entered into as of this ____ day of October, 1998, between Genesis Media Group, Inc. (the "Company") and Christopher Miglino (the "Executive").

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to accept such employment and to enter into the Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions.

                  (a) "Affiliate" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean any material act of dishonesty; any disclosure of confidential information; gross negligence or misconduct; unjustifiable neglect of duties; insubordination; commission of any illegal act; drug, alcohol or other substance abuse; or any act or omission which has a material adverse on the Company's reputation or business.

                  (d) "Confidential Information" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

                  (e) "Disability" shall mean the Executive's inability to render, for 180 days during any 365 day period, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

                  (f) "Salary" shall mean the salary provided for in Section 3 of this Agreement or any adjusted salary granted to the Executive by the Board.

                                    EXHIBIT C

                  (g) "Salary Continuation Period" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

                  (h) "Term of this Agreement" shall mean that period of time specified in Section 2(b).

                  (i) "Term of Employment" shall mean the period of the Executive's employment by the Company.

         2.       Term of Agreement, Position and Duties.

                  (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

                  (b) The term of this Agreement shall commence as of October __, 1998 and shall terminate upon the first to occur if (i) the termination of this Agreement as provided herein or (ii) October __, 2001. In the event that the Executive's Term of Employment continues beyond the Term of this Agreement, such continued employment shall be at will and no provision or condition of this Agreement shall govern such extended period of employment except as specifically noted herein.

                  (c) During the Term of this Agreement, the Executive shall be employed as Vice President of the Company. During the time as he serves in this position, the Executive shall serve under the direction of and report directly to the President and Chief Executive Officer of Genesis Intermedia, Inc., a wholly-owned subsidiary of the Company. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

         3.       Salary.

                  During the Term of this Agreement, the Executive shall be paid a salary by the Company at an annual rate of Eighty-Four Thousand Dollars ($84,000) payable in accordance with the Company's standard payroll practices. Such salary shall be reviewed at least annually for adjustment. Any adjustment shall be determined by the Board, in its sole discretion.

         4.       Annual Bonus.

                  During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

         5.       Employee Benefit Programs.

                  During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

                  6. Options. The Company desires to provide the Executive with an incentive to contribute to the success of the Company. The Executive will, therefore, receive an option (the "Option") to purchase up to 75,000 shares of the common stock of the Company (the "Common Stock") upon the achievement of the performance goals described herein. The Option shall become exercisable in three
(3) separate installments, the Executive having the right hereunder to purchase from the Company up to the following number of shares of Common Stock, on and after the following dates, subject to the following conditions, in a cumulative fashion:

         (a) up to twenty-five thousand (25,000) shares of Common Stock at a price of Eleven Dollars ($11.00) per share, if the Executive successfully installs a communications system kiosk and video network known as the "CenterlinQ System" in five (5) additional shopping centers on or before July 1, 1999;

         (b) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Thirteen Dollars ($13.00) per share, if the Executive successfully installs the CenterlinQ System in an additional ten (10) shopping centers on or before July 1, 2000; and

         (c) an additional twenty-five thousand (25,000) shares of Common Stock at a price of Fifteen Dollars ($15.00) per share, if the Executive successfully installs the CenterlinQ System in an additional twenty (20) shopping centers on or before January 1, 2002.

         The Executive may exercise the Option with respect to all or any part of the number of shares then exercisable by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of shares which shall be exercised and the date of exercise thereof. Full payment by the Executive of the option price for the shares purchased shall be made on or before the exercise date specified in the notice of exercise.

                                    EXHIBIT C

         The Option and all rights hereunder with respect thereto to the extent such rights shall not have been exercised , shall terminate and become null and void after January 30, 2002. In addition, in the event that the Executive ceases to be employed by the Company for any reason, the Option, to the extent not previously exercised, shall terminate and become null and void immediately.

         7. Loan. The Executive shall receive a loan from the Company in the principal amount of Forty Thousand Dollars ($40,000) on January 1, 1999, according to the terms of a promissory note attached hereto as Exhibit A.

         8.       Termination of Employment.

                  (a) Termination Due to Death. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                                    (i) Salary at the rate in effect at the time
                           of the Executive's death, through the end of the month in which his death occurs; and

                                    (ii) any other rights and benefits available
                           under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.


                  (b) Termination Due to Disability. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:

                           (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

                  (c) Termination for Cause. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                                    EXHIBIT C


                           (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

                  (d) Termination Without Cause. The Executive's employment under this Agreement may be terminated without Cause, as provided in this subsection. "Termination Without Cause" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to death, due to Disability or for Cause.

                  In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                           (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the earlier of (x) the end of the twelfth (12th) month following such termination of employment or (y) the Executive's reemployment in a position comparable to that which he held with the Company immediately prior to the termination of his employment ("Comparable Reemployment"), provided, however, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment other than Comparable Reemployment during the Salary Continuation Period; and

                           (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs;

provided, however, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

                  Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

         9.       Indemnification.

                  (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "Proceeding"), he shall be indemnified by the Company to the fullest extent authorized by Delaware law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; provided, however:

                           (i) written notice of such Proceeding is given
                  promptly to the Company by the Executive;

                           (ii) the Company is permitted to participate in and
                  assume the defense of such Proceeding; and

                           (iii) such liability results from the final judgment
                  of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's assets, and, provided further that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

                  (b) Notwithstanding anything to the contrary in subsection (a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                           (i) in a knowing violation of any written agreement
                  between the Executive and the Company;

                           (ii) for which a court, having jurisdiction in the
                  matter, determines that indemnification is not lawful; or

                           (iii) which a court, having jurisdiction in the
                  matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

         10. Covenant Not to Compete or Engage in Certain Other Acts.

                  (a) During the Term of Employment, and for a period equal to the greater of (x) 24 months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except while employed by the Company, in the business of and for the benefit of the Company, directly or indirectly, engage in any business whether as an employee, consultant, partner, principal, agent, representative or stockholder or in any other corporate or representative capacity, if it involves:

                           (i) manufacturing, purchasing, marketing or selling any item or service that is manufactured, purchased, marketed or sold by the Company or any of its Affiliates in the State of California;

                           (ii) rendering services or advice pertaining to the manufacturing, purchasing, marketing or selling of any item or service manufactured, purchased, marketed or sold by the Company or any Affiliate to, or on behalf of, any person, firm or corporation in the State of California; or

                           (iii) engaging, in, or rendering services or advice pertaining to any other line of business that the Company, or any Affiliate, was actively conducting or actively considering during the Term of Employment with the Company, in competition with the Company, or any Affiliate, in the State of California in the same aspect of such line of business as the Company or any such Affiliate.

                  (b) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or an Affiliate, he shall not:

                       (i) assist any other entity to enter into any line of business that the Company, or any Affiliate, was actively conducting or was actively considering during the Term of Employment in the State of California;

                      (ii) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                     (iii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in both duration and geographic scope. If for any reason any court of competent jurisdiction shall find the provisions of this Section unreasonable in duration or geographic scope, the Parties hereby agree that the prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. It is further agreed that any limitations on the restrictions such court shall impose shall apply only with respect to the operations of such restrictions in the particular jurisdiction in which such adjudication is made.

                  The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

                  (c) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment,
(ii) accept employment with anyone other than the Company or any Affiliate or
(iii) interfere with the business of the Company or any Affiliate in any material manner.

                  (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

         11.      Inventions.

                  (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

                           (i) in the course of his normal duties (or of duties
specifically assigned to him);

                           (ii) as a result of knowledge gained during his
employment; or

                           (iii) as a result of the use by the Executive of
materials, equipment or facilities of the Company.

Subject to subsections (b) and (c) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company. The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

                  (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by subsection (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company to ascertain whether or not it would be in the best interest of the Company for the Company to take an assignment or license thereof.

                  (c) The Executive agrees that all inventions which the Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B, and hereby assigns such inventions, and all rights therein, to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all rights in connection therewith.

                  (d) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in subsection (a) above.

         12.      Covenants to Protect Confidential Information.

                  (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

                  (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

                  (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

         13. Remedy for Violation of Noncompetition, Confidential Information or Inventions Provisions.

                  (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 8, 9 or 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such sections in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Section 8, 9, or 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

                  (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

                  Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Federal income tax purposes as a result of the application of Section 280G of the Internal Revenue Code of 1986. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

         14.      Binding Arbitration.

                  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         15.      Withholding.

                  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         16.      Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

         17.      Representation.

                  The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

         18.      Mutual Intent.

                  The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

         19.      Entire Agreement.

                  This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         20.      Amendment or Waiver.

                  No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by a duly authorized officer of the Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         21.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         22.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

         23. Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of California without reference to principles of conflict of laws. The Parties agree to submit exclusively to the jurisdiction of the courts of the State of California with respect to any controversy, dispute or claim arising out of this Agreement.

         24.      Notices.

                  Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

         If to the Company:

                  Genesis Media Group, Inc.
                  13063 Ventura Boulevard
                  Studio City, California 91604-2238
                  Attn: Ramy El-Batrawi

         With a copy to:

                  Nida & Maloney
                  800 Anacapa Street
                  Santa Barbara, California 93110
                  Attn: Theodore R. Maloney, Esq.

         If to the Executive:

                  Christopher Miglino
                  -----------------
                  -----------------

         25.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         26.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                            GENESIS MEDIA GROUP, INC.



By:


-------------------
CHRISTOPHER MIGLINO

                                    EXHIBIT B

                                    EXHIBIT B

                                    EXHIBIT A

                                 PROMISSORY NOTE

                   -------------------------------------------


US$40,000.00                                           _____________, California

                                                     October __, 1998


         1.  Principal.

                  FOR VALUE RECEIVED, CHRISTOPHER MIGLINO (the "Obligor"), hereby promises to pay to the order of GENESIS MEDIA GROUP, INC. (the "Lender"), the principal sum of FOURTY THOUSAND AND NO ONE HUNDREDTHS UNITED STATES DOLLARS (US$40,000.00) in a sinlge payment on the earlier of January 1, 2002 or the date on which the Obligor ceases to be employed by the Lender for any reason (the "Maturity Date").

                  The principal sum of this Promissory Note (the "Note") shall be due and payable in full on the Maturity Date.

         2.  Interest.

                  This Note shall be interest free and may, therefore, cause the Obligor to incur tax liability. The Obligor acknowledges that he has been advised to consult with an independent tax advisor in connection with the execution of this Note.

         3.  Reduction of Principal.

         The principal sum due under this Note shall be reduced in a cumulative fashion in the event that the Obligor achieves certain performance goals in connection with his employment with the Lender, according to the following schedule:

         (a) the principal shall be reduced by Ten Tousand Dollars ($10,000) on July 1, 1999 in the event that the Obligor has successfully installed a communications system kiosk and video network known as the "CenterlinQ System" in five shopping centers on or before that date;

         (b) the principal shall be reduced by an additional Ten Tousand Dollars ($10,000) on July 1, 2000 in the event that the Obligor has successfully installed the CenterlinQ System in an additional ten shopping centers on or before that date; and

         (c) the principal shall be reduced by an additional Ten Thousand Dollars ($10,000) on January 1, 2002 in the event that the Obligor has successfully installed the CenterlinQ System in an additional twenty shopping centers on or before that date.

         The Obligor may incur tax liability to the extent that the Lender forgives any amount due and owing under this Note. The Obligor acknowledges that he has been advised to consult with an independent tax advisor in connection with the execution of this Note.

         4.  Manner of Payment.

                  The payment of the principal sum of this Note or so much thereof as shall remain outstanding is to be made in immediately available United States funds without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. This payment shall be made to the Lender at the following address: 13063 Ventura Boulevard, Studio City, California 91604-2238.

         5.   Events of Default.

                  An "Event of Default" shall be deemed to occur in the event that:

                           (a) the Obligor fails to pay the principal sum of
                  this Note or so much thereof as shall remain outstanding on the Maturity Date and the Obligor fails to cure such default within ten (10) days of receiving written notice from the Lender;

                           (b) the Obligor fails to comply with the material
                  terms of this Note and the Obligor fails to cure such default within thirty (30) days of receiving written notice of such default from the Lender;

                           (c) the Obligor asserts in any pleading filed with a
                  court of competent jurisdiction that this Note is invalid or unenforceable, or a court of competent jurisdiction enters a final judgment holding this Note to be invalid or unenforceable and such judgment remains unstayed and in effect for a period of sixty (60) days; or

                           (d) the Obligor declares bankruptcy or is rendered
                  insolvent.

         6.  Remedies; Late Charge.

                  If an Event of Default shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) then the Lenders may, after providing written notice to the Obligor and upon the expiration of any applicable cure period, declare the Note to be, and the same shall forthwith become, due and payable, together with accrued interest thereon that shall be deemed matured, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Obligor.

                  If any payment due on this Note, including the payment of principal due on the Maturity Date or upon any acceleration of this Note pursuant to Section 5 and accrued interest thereon, is not paid within ten (10) days after the date on which such payment is due, the Obligor shall pay to the Lender, in addition to the delinquent payment and without any requirement of notice or demand by the Lender, a late payment charge equal to three percent (3%) of such delinquent amount. The Obligor expressly agrees that the foregoing late payment charge provision is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult to fix the Lender's actual damages arising out of any failure to pay such outstanding indebtedness, and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by the Lender.

         7.   Assignment.

                  The Obligor may not assign its rights or obligations hereunder without the prior written consent of the Lender. Subject to compliance with applicable securities law, the Lender may assign all or any portion of this Note after providing written notice of such assignment to the Obligor.

         8.  Amendment.

                   The Obligor and the Lender may agree in writing to waive or amend any provisions contained herein or in any other document delivered in connection herewith, including without limitation, provisions concerning the amount of principal due under the Note, the Maturity Date of the Note and events constituting default in the payment of principal on the Note.

         9.  Severability.

                  Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         10. Notice. Except for any notice required under applicable law to be given in another manner:

                  (a) any notice to the Obligor shall be addressed to the Obligor at the following address:

                                    EXHIBIT B

                               Christopher Miglino


or to such other address as the Obligor may designate by notice to the Lender;
and

                  (b) any notice to the Lender shall be addressed to the Lender as follows:

                                    13063 Ventura Boulevard
                                    Studio City, California 91604-2238
                                    Attn: Ramy El-Batrawi

or to such address as the Lender may designate by notice to the Obligor.

         11.  Headings.

                  Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

         12.  Governing Law.

                  This Note is governed by and shall be construed in accordance with the laws of the State of California.

         13. Costs; Attorney's Fees. The Obligor shall pay on demand all costs of collection and reasonable attorney's fees incurred or paid by the Lender in enforcing the terms hereof or in protecting the Lender's interest hereunder.

         IN WITNESS WHEREOF, the Obligor has executed this Note as of the date first written above. The Obligor:

                                            -----------------------------------
                                            CHRISTOPHER MIGLINO

                                    EXHIBIT B


         Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

                  (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) result from any work performed by the employee for his employer.

         (b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                                                       EXHIBIT C

                          PLEDGE AND SECURITY AGREEMENT


                  THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of October 26, 1998 by and between VISION DIGITAL COMMUNICATIONS, INC., a California corporation ("Seller"), and GENESIS MEDIA GROUP, INC., a Florida corporation ("Purchaser").

                                 R E C I T A L S

                  WHEREAS, Seller and Purchaser have entered into the Asset Purchase Agreement dated as of October 26, 1998 (the "Asset Purchase Agreement");

                  WHEREAS, in connection with the consummation of the Asset Purchase Agreement, Seller will receive 60,000 restricted shares of Common Stock of Purchaser (such shares being referred to herein as the "Shares"); and

                  WHEREAS, pursuant to the Asset Purchase Agreement Seller hereby agrees to pledge the Shares as security for its indemnification obligations under the Asset Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

Section 1.        Definitions and Interpretation

         Section 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Asset Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

                  "Collateral" shall have the meaning assigned to that term in
Section 2.01.

                  "Collateral Account" shall have the meaning assigned to that term in Section 3.01.

                  "Obligations" shall mean collectively:

                      (i) All obligations, covenants, agreements, and liabilities of Seller to Purchaser, in connection with the Asset Purchase Agreement;

                      (ii) Any and all other indebtedness of Seller to Purchaser now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising;

                      (iii) All obligations of Seller under this Agreement; and

                      (iv) Any extensions or renewals of all such obligations described in clauses (i) through (iii) above, whether or not any extension agreements or renewal instruments are executed.

                  "Pledged Stock" shall have the meaning assigned to that term in Section 2.01(A).

                  "Stock Collateral" shall have the meaning assigned to that term in Section 2.01(A).

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

         Section 1.02. Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments; and references to persons and entities include their respective permitted successors and assigns.

Section 2.        Collateral

         Section 2.01. Grant. As security for the full and prompt payment and faithful performance of the Obligations, Seller hereby absolutely and unconditionally PLEDGES, HYPOTHECATES, TRANSFERS, ASSIGNS, SETS OVER AND DELIVERS to Purchaser, for the benefit of Purchaser and grants to Purchaser, for the same benefit, a continuing security interest in all of the Seller's right, title and interest in and to the following property, whether now owned or hereafter acquired by Seller and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

                  (A) (i) all of the Shares represented by the certificates therefor and all other shares of capital stock of whatever class of the Purchaser, now owned or hereafter acquired by Seller, together with, in each case, the certificates representing the same (collectively, the "Pledged Stock");

                      (ii) all shares, securities, monies or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and any and all other rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                      (iii) in the event of any consolidation or merger in which Seller is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger related to the Pledged Stock (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

                  (B) to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Seller or any computer bureau or service Purchaser from time to time acting for Seller; and

                  (C) all proceeds and products of and to any of the property of Seller described in clause (A) of this Section 2.01.

         Section 2.02. Perfection. Concurrently with the execution and delivery of this Agreement, Seller shall (i) deliver to Purchaser all certificates for the Shares, accompanied by undated stock powers duly executed in blank and (ii) take all such other reasonable actions as shall be necessary or as Purchaser may request to perfect and establish the priority of the liens granted by this Agreement.

         Section 2.03. Preservation and Protection of Security Interests. Seller shall:

                  (A) upon the acquisition after the date hereof by Seller of any Stock Collateral, promptly notify Purchaser in writing of such acquisition and either (i) transfer and deliver to Purchaser all such Stock Collateral (together with any certificates representing such Stock Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (ii) take such other action as Purchaser shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Agreement in such Stock Collateral; and

                  (B) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as Purchaser may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Agreement or to enable Purchaser to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such liens, including causing any or all of the Stock Collateral to be transferred of record into the name of Purchaser or its nominee (and Purchaser agrees that if any Stock Collateral is transferred into its name or the name of its nominee, Purchaser will thereafter promptly give to Seller copies of any notices and communications received by it with respect to the Stock Collateral pledged by Seller).

         Subject to the rights of Seller under Section 2.05, Purchaser is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the liens granted by this Agreement and, following any default of the Obligations, to exercise its rights, remedies, powers and privileges under this Agreement, and to transfer the Collateral on the books and records of Seller and to collect the proceeds thereof. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Purchaser shall be entitled under this Agreement upon the occurrence and continuation of any default under the Obligations until such default is timely cured (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above;
(iii) to file any claims or take any action or proceeding that Purchaser may deem necessary or advisable for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

         .ection 2.05.     Special Provisions Relating to Stock Collateral

                  (A) So long as no default of the Obligations shall have occurred and be continuing, Seller shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of the Asset Purchase Agreement or any of the documents related thereto, provided that Seller agrees that he will not vote the Stock Collateral in any manner that is inconsistent with the terms hereof or of the Asset Purchase Agreement or any of the documents related thereto; and Purchaser shall, at Seller's expense, execute and deliver to Seller or cause to be executed and delivered to Seller all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Seller may reasonably request for the purpose of enabling Seller to exercise the rights and powers which he is entitled to exercise pursuant to this Section 2.05(A).

                  (B) So long as no default of the Obligations shall have occurred and be continuing, Seller shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (C) If any default of the Obligations shall have occurred and be continuing, all dividends and other distributions on the Stock Collateral shall be paid directly to Purchaser and retained by it, and, if Purchaser shall so request, Seller agrees to execute and deliver to Purchaser appropriate additional dividend, distribution and other orders and instruments to that end.

         Section 2.06. Rights and Obligations. No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Seller to sell or otherwise dispose of any Collateral.

         Section 2.07. Termination. This Agreement shall terminate one (1) year from the Closing Date of the Asset Purchase Agreement, provided, that, Purchaser has no claims pending with respect to the Asset Purchase Agreement, any document related thereto, or any of the Obligations and Purchaser shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of Seller. The obligations of Seller under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Seller or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Obligations) in respect of all or any part of the Obligations is rescinded or must be otherwise restored by any holder of such Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and Seller agrees that he will indemnify Purchaser on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Purchaser in connection with such rescission or restoration.

         Section 3. Representations and Warranties

                  As of the date hereof, Seller represents and warrants to
Purchaser:

         Seller is the sole beneficial owner of the Collateral in which he purports to grant a lien pursuant to this Agreement, and such Collateral is free and clear of all liens (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person). The liens granted by this Agreement in favor of Purchaser for the benefit of Purchaser have attached and constitute a perfected security interest in all of such Collateral prior to all other liens.

         Section 3.02. Pledged Stock.

                  (A) Except as set forth herein, none of such Pledged Stock is subject to any contractual restriction.

                  (B) After giving effect to the transactions contemplated by the Asset Purchase Agreement, as of the Closing Date, the Pledged Stock constitutes all of the issued and outstanding shares of capital stock of all classes of the Purchaser beneficially owned by Seller on the date hereof (whether or not registered in the name of Seller).

         Section 4. Covenants.

         Section 4.01. Books and Records. Seller shall keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as Purchaser may reasonably require in order to reflect the liens granted by this Agreement; and permit representatives of Purchaser, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from Seller's books and records pertaining to the Collateral, permit representatives of Purchaser to be present at Seller's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by Seller with respect to the Collateral, all in such manner as Purchaser may request.

         Without the prior written consent of Purchaser, Seller shall not assign, sell, transfer, pledge, encumber or dispose of any Collateral, create, incur, assume or suffer to exist any lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral;

         agrees that, from time to time upon the written request of Purchaser, Seller will execute and deliver such further documents and do such other acts and things as Purchaser may reasonably request in order to fully effect the purposes of this Agreement.

         Section 5. Remedies

         Section 5.01. Events of Default, Etc. If any default of the Obligations shall have occurred and be continuing: (A) Purchaser in its discretion may, in its name or in the name of Seller or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so; (B) Purchaser in its discretion may, upon ten business days prior written notice to Seller of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Purchaser or its agents, sell or otherwise dispose of all or any part of such Collateral, at such place or places as Purchaser deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Purchaser or any other Person may be the purchaser or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Seller, or any such demand, notice and right or equity being hereby expressly waived and released. Purchaser may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and (C) Purchaser shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a Purchaser under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a Purchaser is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Purchaser were the sole and absolute owner of the Collateral (and Seller agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with
Section 5.04.

         Section 5.02. Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Obligations, Seller shall remain liable for any deficiency to the extent and only to the extent Seller shall otherwise be liable for such Obligations.

         Section 5.03. Private Sale. Purchaser shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5 conducted in a commercially reasonable manner. Seller hereby waives any claims against Purchaser arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Purchaser accepts the first offer received and does not offer the Collateral to more than one offeree. Seller recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable securities laws, Purchaser may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Seller acknowledges that any such private sales may be at prices and on terms less favorable to Purchaser than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Purchaser shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

         Section 5.04. Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under this Section 5 or this Section 5, shall be applied by Purchaser:

                  First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of Purchaser, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by Purchaser in that connection;

                  Next, to the payment in full of the remaining Obligations; and

                  Finally, to the payment to Seller, or his respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to Seller or any issuer of, or account debtor or other obligor on, any of the Collateral.

         Section 6. Miscellaneous

         Section 6.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission, recognized overnight courier (carriage prepaid) or mail (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Seller, addressed to:

                           Vision Digital Communications, Inc.
                           3404 Via Oporto, Suite 203
                           Newport Beach, CA 92663
                           Attn: Christopher Miglino

                  If to Purchaser, addressed to:

                           Genesis Media Group, Inc.
                           13063 Ventura Blvd.
                           Studio City, CA 91604-2238
                           Attn: Ramy El-Batrawi
                           Fax : (818) 464-7278

                  With a copy to:

                           Nida & Maloney, P.C.
                           800 Anacapa Street
                           Santa Barbara, CA  93101
                           Attn: Theodore R. Maloney, Esq.
                           Fax:  (805) 568-1955

         . Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         . This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         . The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         . If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         . This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

         Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Purchaser or its counsel and Purchaser or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

         Section 6.08. Dispute Resolution. Any dispute under this Pledge and Security Agreement shall be submitted to arbitration in accordance with Section
9.03 of the Asset Purchase Agreement.

                                                 [Signature Page to Follow]

PLEDGE AND SECURITY AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


PURCHASER:

GENESIS MEDIA GROUP, INC.,
a Florida Corporation,

By:
   ----------------------
         Ramy El Batrawi
         President



SELLER:

VISION DIGITAL COMMUNICATIONS, INC.
a California corporation,


By:
   ----------------------